Exhibit 11


                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Certified Public Accountants", which is included in Post-Effective Amendment No. 8 to the Registration Statement of Penn Capital Funds, Inc.


/s/ McCurdy & Associates

Cleveland, Ohio
March 8, 1996